Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

FUND 1 INVESTMENTS, LLC

Sale of Common Stock	(61,370)	6.1236	07/27/2026
Sale of Common Stock	(79,781)	6.1041	07/27/2026
Sale of Common Stock	(50,219)	6.1041	07/27/2026
Sale of Common Stock	(38,630)	6.1236	07/27/2026
Purchase of Common Stock	3,863	6.3444	07/28/2026
Sale of Common Stock	(35,018)	6.4793	07/28/2026
Sale of Common Stock	(22,042)	6.4793	07/28/2026
Sale of Common Stock	(38,630)	6.3978	07/28/2026
Purchase of Common Stock	6,137	6.3444	07/28/2026
Sale of Common Stock	(61,370)	6.3978	07/28/2026
Purchase of Common Stock	75,000	6.1591	07/29/2026
Purchase of Common Stock	208,950	6.0500	07/30/2026
Sale of Common Stock	(47,794)	6.0741	07/30/2026
Purchase of Common Stock	139,582	5.8300	07/31/2026
Sale of Common Stock	(100,000)	5.9633	07/31/2026
Purchase of Common Stock	3,161	5.9525	08/03/2026
Sale of Common Stock	(3,161)	6.1136	08/03/2026
Purchase of Common Stock	95,323	5.2800	08/06/2026
Purchase of Common Stock	45,000	5.2989	08/06/2026
Sale of Common Stock	(150,000)	5.2800	08/06/2026
Purchase of Common Stock	1,000	6.1726	08/06/2026
Purchase of Common Stock	547	5.5153	08/06/2026
Sale of Common Stock	(9,352)	6.3163	08/06/2026
Sale of Common Stock	(105,719)	6.0096	08/07/2026
Purchase of Common Stock	30,000	5.8923	08/07/2026
Sale of Common Stock	(192,059)	6.0369	08/07/2026
Sale of Common Stock	(102,000)	6.2654	08/07/2026
Sale of Common Stock	(9,591)	6.2665	08/10/2026
Sale of Common Stock	(2,000)	6.3063	08/10/2026
Purchase of Common Stock	12,500	6.1803	08/10/2026

Sale of Common Stock	(2,500)	6.1902	08/10/2026
Purchase of Common Stock	135,000	6.1900	08/10/2026
Purchase of Common Stock	550,000	6.1900	08/10/2026
Purchase of Common Stock	21,247	6.1809	08/10/2026
Purchase of Common Stock	5,200	6.1800	08/10/2026
Sale of Common Stock	(482,802)	6.2887	08/10/2026
Purchase of Common Stock	5,000	6.0633	08/11/2026
Purchase of Common Stock	12,500	6.0869	08/11/2026
Purchase of Common Stock	2,500	5.9500	08/11/2026
Purchase of Common Stock	17,500	5.9643	08/11/2026
Sale of Common Stock	(17,500)	6.0920	08/11/2026
Purchase of Common Stock	255,529	5.9300	08/11/2026
Purchase of Common Stock	5,000	5.7473	08/12/2026
Sale of Common Stock	(4,555)	6.1606	08/12/2026
Purchase of Common Stock	5,000	6.0422	08/13/2026
Purchase of Common Stock	10,000	6.0735	08/18/2026
Purchase of Common Stock	10,000	6.0730	08/19/2026
Sale of Common Stock	(3,944)	6.2611	08/20/2026
Sale of Common Stock	(25,000)	6.4480	08/21/2026
Purchase of Common Stock	1,972	6.4675	08/21/2026
Sale of Common Stock	(23,985)	6.8344	08/24/2026
Sale of Common Stock	(40,509)	6.8649	08/24/2026
Purchase of Common Stock	120,000	6.7081	08/25/2026
Purchase of Common Stock	50,000	6.6195	08/27/2026
Purchase of Common Stock	1,876	6.6295	08/27/2026
Purchase of Common Stock	2,500	6.6400	08/27/2026
Sale of Common Stock	(65,610)	6.7377	08/27/2026
Sale of Common Stock	(90,000)	6.7566	08/27/2026
Purchase of Common Stock	5,000	6.8800	08/28/2026
Purchase of Common Stock	56,000	7.0737	08/28/2026
Sale of Common Stock	(60,066)	7.1616	08/28/2026

Sale of Common Stock	(1,926)	7.2201	08/28/2026
Purchase of Common Stock	10,000	6.7696	08/31/2026
Purchase of Common Stock	23,247	6.7200	08/31/2026
Purchase of Common Stock	5,000	6.7425	09/01/2026
Purchase of Common Stock	15,000	6.2562	09/01/2026
Purchase of Common Stock	28,500	5.7247	09/03/2026
Purchase of Common Stock	200,000	5.7522	09/03/2026
Purchase of Common Stock	5,000	5.7281	09/08/2026
Purchase of Common Stock	2,500	5.7200	09/08/2026
Purchase of Common Stock	10,000	5.4853	09/09/2026
Purchase of Common Stock	5,000	5.4286	09/11/2026
Purchase of Common Stock	30,000	5.4620	09/14/2026
Purchase of Common Stock	12,500	5.4121	09/16/2026
Purchase of Common Stock	25,000	5.3856	09/18/2026
Purchase of Common Stock	5,000	5.3200	09/18/2026
Purchase of Common Stock	5,000	5.3915	09/21/2026